Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of AYRO, Inc. on Form S-3 (File No.’s 333-236330, 333-136618, 333-140546, 333-142846, 333-146106, 333-149788, 333-165927, 333-207205, 333-215729, 333-217768, 333-224300, 333-227858, 333-240314, 333-248543 and 333-251001) and Form S-8 (File No.’s 333-128488, 333-158232, 333-216145, 333-225790, 333-240316 and 333-251029) of our report dated March 23, 2022, with respect to our audit of the consolidated financial statements as of and for the year ended December 31, 2021 which report is included in this Annual Report on Form 10-K of AYRO Inc. for the year ended December 31, 2022. We were dismissed as auditors on September 21, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference for the periods after the date of our dismissal.

/s/ Friedman LLP

FRIEDMAN LLP
East Hanover, NJ
March 23, 2023